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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  October 1, 1999

                        CONCENTRIC NETWORK CORPORATION

                          ___________________________


            (Exact name of Registrant as specified in its charter)

          Delaware                    000-22575                65-0257497
          --------                    ---------                ----------
(State or other jurisdiction of      (Commission            (I.R.S. Employer
incorporation or organization)       File Number)        Identification Number)



     1400 Parkmoor Avenue                                        94563
   San Jose, California 95126                                  (Zip Code)
 (Address of Principal Executive
            Offices)


      Registrant's telephone number, including area code: (408) 817-2800


                                Not Applicable
                          ___________________________
         (Former name or former address, if changed since last report)







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ITEM 5.   OTHER EVENTS

     On October 18, 1999, Concentric Network Corporation, a Delaware corporation ("Concentric") purchased for approximately $54 million in stock and cash, subject to adjustment, substantially all the assets of 9Net Avenue, Inc., a New Jersey corporation ("9Net"), and assumed approximately $9.9 million in liabilities of 9Net pursuant to an Asset Purchase Agreement dated October 1, 1999 by and among Concentric, 9Net and the principal stockholders of 9Net.

     A copy of each of the Agreement and the press release of Concentric dated October 18, 1999 and issued in connection with the closing of the transaction, is filed as an exhibit hereto and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  EXHIBITS

          2.1 Asset Purchase Agreement dated as of October 1, 1999, by and among Concentric Network Corporation, 9Net Avenue, Inc. and the Principal Stockholders.

          99.1 Press Release of Concentric Network Corporation dated October 18, 1999.

                                      -2-
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CONCENTRIC NETWORK CORPORATION

Date:  October 22, 1999          By: /s/ Michael Anthofer
                                     -------------------------------------------
                                      Michael Anthofer
                                      Senior Vice President and Chief Financial
                                      Officer